UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 4, 2012

GOLD AND GEMSTONE MINING INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165929	98-0642269
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

2144 Whitekirk Way, Draper, Utah, 84020, USA
(Address of principal executive offices)

801-882-1179
(Registrant's telephone number, including area code)

204 West Spear Street, Carson City, Nevada, 98703
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

  our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;

  our ability to maintain or increase our market share in the competitive markets in which we do business;

  our ability to keep up with rapidly changing technologies and evolving industry standards, including our ability to achieve technological advances;

  our dependence on the growth in demand for our services;

  our ability to diversify our service offerings and capture new market opportunities; and

  the loss of key members of our senior management.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

  the “Company,” “we,” “us,” and “our” refer to the business of Gold and GemStone Mining Inc., a Nevada corporation (formerly, Global GSM Solutions, Inc.) as well as our joint venture subsidiary Gold and Gemstone Sierra Leone Limited, a Sierra Leone company;

  “Exchange Act” refers the Securities Exchange Act of 1934, as amended;

  “SEC” refers to the Securities and Exchange Commission;

  “Securities Act” refers to the Securities Act of 1933, as amended; and

  “U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States.

3

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 4, 2012, Gold and GemStone Mining Inc. (“we”, “us”, “our”) entered into a collaboration agreement (the “JV Agreement”) with Ridgeback Mining (Sierra Leone) Limited (“RMSL”) , establishing a joint venture between our Company and RMSL for the exploration of three prospective diamond and gold concessions located in Sierra Leone (the “Mining Concessions”). Detailed descriptions of the Mining Concessions are included in the “Description of Property” found further in this Current Report. The JV Agreement contemplates that the joint venture will incorporate a single purpose joint venture company to be formed at a later date (the “JV Company”). Upon formation of the JV Company the Mineral Concessions, which are held in trust for the benefit of the joint venture partners by RMSL, will be transferred to the JV Company. The shares capital of the JV Company will be distributed equally between our company and the shareholders of RMSL, with our company holding fifty percent, and profits will be distributed evenly as well. Pursuant to section 2.8 of the JV Agreement, we shall have responsibility for and control of the accounting and auditing of the JV Company, and shall define the cost control measures and associated profit distribution parameters on an ongoing basis. We will also be responsible to approve all operating budgets and to provide ongoing financing for all joint venture operations. The JV Agreement also provides that the key management of RMSL will enter into executive employment agreements with RMSL and with the JV Company which agreements will secure their participation in the joint venture for a minimum of three years as senior management of RMSL. It is intended that Mr. Tom Tucker will be responsible for day to day exploration related operations in Sierra Leone on behalf of the joint venture, and Ms. Charmaine King will be responsible for all management related matters.

Our investment into the JV Company is required to reach $1,500,000 per concession for an aggregate total of $4,500,000 within the 12 months from the date upon which the Mining Concessions are transferred to the JV Company by written instrument registered with the applicable government authorities. If we do not invest the required $1,500,000 per concession within the first twelve months, each concession for which the requirement was not fulfilled will be returned to the ownership of RMSL. A copy of the JV Agreement as well as the letter agreements evidencing RMSL’s rights to the Mining Concessions are included as exhibits to this Current Report on Form 8-K.

On May 22, 2012, a joint venture company, was incorporated in accordance with the JV Agreement pursuant to the laws of Freetown-Sierra Leone under the name Gold and Gemstone (SL) Limited. On September 18, 2012, the JV Company became registered to carry on small-scale mining activities pursuant to the Mines and Minerals Act (Sierra Leone). As at the date of this report, the Mining Concessions continue to be held in trust by RMSL for the benefit of the joint venture, and transfer of the concessions to the JV Company is anticipated to be completed in October, 2012.

In conjunction with the execution of the JV Agreement, on May 4, 2012 our company’s majority shareholders took a number of actions to reconfigure our capital structure. Our former directors and officers, Gennady Fedosov and Anna Ivashenko cancelled an aggregate of 180,000,000 shares of our common stock and transferred an additional 88,000,000 to incoming management. For more details on our incoming management and their shareholdings, please see detailed disclosure further in this Current Report on Form 8-K. Subsequent to all cancellations and transfers, we had 150,750,000 shares issued and outstanding as of May 4, 2012.

Also on May 4, 2012, we accepted the resignation from Geoffrey Dart as our sole director and officers and accepted the consents to act of Charmaine King, Timothy Cocker and Tom Tucker. Ms. King has been appointed as President, CEO, CFO, Secretary, Treasurer and a director of our company. Mr. Cocker has been appointed as our Chief Marketing Officer and a member of our board of directors, and Mr. Tucker has been appointed as our Vice President of African Mining Operations as well as a member of our board of directors. Detailed information on all of our new directors and board members is available further in this Current Report.

FORM 10 INFORMATION DISCLOSURE

As disclosed elsewhere in this report, on May 4, 2012, we entered into the JV Agreement to establish a joint venture with regard to the exploitation of certain diamond and gold mining concessions in Sierra Leone. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the acquisition of assets under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to our company after the establishment of the joint venture with RMSL, unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated in the State of Nevada as a for-profit company on March 5, 2008 and established a fiscal year end of January 31. We do not have revenues, have minimal assets and have incurred losses since inception. We are company formed to develop, manufacture, and distribute our product and services to the gaming and vending industry that allows remote monitoring of amusement and vending devices. Our product was intended to improve security, productivity, and profitability of devices such as arcade games, toy dispensing machines, redemption games and vending machines. We were not able to raise sufficient capital to carry out our business plan and our management changed our focus to acquiring operating assets or businesses. On May 4, 2012 we entered into the JV Agreement and changed our business to that of mineral exploration.

Our common stock was initially approved for quotation on the OTC Bulletin Board under the symbol “GGSM” on December 27, 2010. On April 24, 2012 the Nevada Secretary of State accepted for filing a Certificate of Amendment to change our name from Global GSM Solutions Inc. to Gold and GemStone Mining Inc. and to increase our authorized capital from 75,000,000 to 400,000,000 shares of common stock, par value of $0.001. These amendments became effective on April 30, 2012 upon approval from the Financial Industry Regulatory Authority (“FINRA”). Also effective April 30, 2012, our issued and outstanding shares of common stock increased from 7,350,000 to 330,750,000 shares of common stock, par value of $0.001, pursuant to a one old for 45 new forward split of our issued and outstanding shares of common stock. Our new CUSIP number is 380485102.

Other than as set out in this current report, we have not been involved in any bankruptcy, receivership or similar proceedings, nor have we been a party to any material reclassification, merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of our business.

Our Business

Upon the execution of the JV Agreement, we have shifted our business focus to that of diamond exploration in Sierra Leone. The Mining Concessions which are the subject of our joint venture with RMSL are currently in the exploration stage and no reserves have been proven. Through the joint venture arrangement, we will undertake exploration activity on the Mining Concessions, and will also make efforts to increase our own land holdings and assets in the gold and diamond exploration industry throughout Africa.

Pursuant to the JV Agreement with RMSL, we are required to finance each of the three claims subject to our joint venture with a minimum of $1,500,000 per claim, for an aggregate total of $4,500,000. If we fail to invest the required amount for any of the claims within 12 months from the date upon which the Mining Concessions are transferred to the JV Company by written instrument registered with the applicable government authorities, the claims will revert back to the sole ownership of RMSL. We do not currently have enough funds to meet our investment obligations for any of the claims.

We have little cash on hand, no financing arrangements and no lines of credit or other bank financing arrangements. There can be no assurance that we will be able to close any financing and if we do close any financings, there can be no assurance that they will be sufficient to meet our needs for the upcoming 12 months.

Market, Customers and Distribution Methods

Although future market conditions cannot be predicted, several large and well capitalized markets for diamonds and gold exist throughout the world. Such markets include a very sophisticated futures market for the pricing and delivery of gold and diamonds.. The price for diamonds and gold is affected by a number of global factors, including economic strength and resultant demand for diamonds and gold, fluctuating supplies, mining activities and production by others in the industry, and new and or reduced uses for diamonds and gold.

The mining industry is highly speculative and of a very high risk nature. As such, mining activities involve a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Few mining projects actually become operating mines.

The mining industry is subject to a number of factors, including intense industry competition, high susceptibility to economic conditions (such as price, foreign currency exchange rates, and capital and operating costs), and political conditions (which could affect such things as import and export regulations, foreign ownership restrictions). Furthermore, the mining activities are subject to all hazards incidental to mineral exploration, development and production, as well as risk of damage from earthquakes, any of which could result in work stoppages, damage to or loss of property and equipment and possible environmental damage. Hazards such as unusual or unexpected geological formations and other conditions are also involved in mineral exploration and development.

Competition

The diamond and gold exploration industry is highly competitive. We are a new exploration stage company and have a weak competitive position in the industry. We compete with junior and senior exploration companies, independent producers and institutional and individual investors who are actively seeking to acquire mineral exploration properties throughout the world together with the equipment, labor and materials required to operate on those properties. Competition for the acquisition of diamond and gold exploration interests is intense with many exploration leases or concessions available in a competitive bidding process in which we may lack the technological information or expertise available to other bidders.

Many of the mineral exploration companies with which we compete for financing and for the acquisition of mineral exploration properties have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquiring mineral exploration interests of merit or on exploring or developing their mineral exploration properties. This advantage could enable our competitors to acquire mineral exploration properties of greater quality and interest to prospective investors who may choose to finance their additional exploration and development. Such competition could adversely impact our ability to attain the financing necessary for us to acquire further mineral exploration interests or explore our current or future mineral exploration properties.

We also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing junior mineral exploration companies may impact our ability to raise additional capital in order to fund our acquisition or exploration programs if investors perceive that investments in our competitors are more attractive based on the merit of their mineral exploration properties or the price of the investment opportunity. In addition, we compete with both junior and senior mineral exploration companies for available resources, including, but not limited to, professional geologists, land specialists, engineers, camp staff, helicopters, float planes, mineral exploration supplies and drill rigs.

General competitive conditions may be substantially affected by various forms of legislation and/or regulation introduced from time to time by the governments of the countries in which we operate, as well as factors beyond our control, including international political conditions, overall levels of supply and demand for mineral exploration.

In the face of competition, we may not be successful in acquiring, exploring or developing profitable mineral properties or interests, and we cannot give any assurance that suitable properties or interests will be available for our acquisition, exploration or development. Despite this, we hope to compete successfully in the mineral exploration industry by:

  keeping our costs low;

  relying on the strength of our management’s contacts; and

  using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

Research and Development

During the year ended January 31, 2012 we did not spend any funds on research and development.

Employees

We are an exploration stage company and currently have no employees, other than our three officers and directors who provide their services on a consulting basis.

Intellectual Property

We also own all of the right to the website, and the content therein, of www.ggsmining.com.

Governmental Regulations

Mining operations in Sierra Leone are subject to a number of governmental regulations including the Mines and Minerals Act of 2009 and diamond mining specifically is regulated by the Diamond Trading Act. We are committed to complying with and are, to our knowledge, in compliance with, all governmental regulations applicable to our company and our mining concessions. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which these requirements will affect our company or our properties if we identify the existence of minerals in commercially exploitable quantities. In addition, future legislation and regulation could cause additional expense, capital expenditure, restrictions and delays in the exploration of our mining concessions.

On September The JV Company being formed with RMSL will be registered with a Small Scale Mining Licence from the Ministry of Mine and Mineral Resources in Sierra Leone. The Ministry overseas the conduct of all mining companies in the Country and ensures compliance with the Mines and Minerals Act of 2009. The first steps for the JV Company to meet Government Regulations as a Licensed Small Scale Mining Company are set out below:

  To prepare and maintain the companies Memorandum of Incorporation and Association

  To register the formation of the business with the Registrar of Companies at the Office of the Administrator and Registrar General ( OARG)

  To register the business at Ministry of Mines and Minerals

  To request a Small Scale Mining License from the Ministry of Mines and Minerals

  To pay for Small Scale Mining License

  To pay Mining Board sitting fees (25 Board Members)

  Finalize Mining Lease Agreement with each Chiefdom

  To prepare Mining Work plan for the Company including financial details for each Concession

  To prepare Environmental (EIA) Report for each Concession

  To pay Surface Rent for each Concession

  To get Listed in Cadastral Map as Mining Company owning rights in the three Concessions

On May 22, 2012, the JV Company was incorporated and on September 18, 2012, the JV Company became registered to carry on small-scale mining activities pursuant to the Mines and Minerals Act (Sierra Leone) at a cost of $1,000. The registration fee was advanced to the Company without terms for repayment by Tom Tucker, our Director and Vice President of African Mining Operations. We intend to satisfy the balance of the regulatory requirements on an as needed basis and subject to our available capital resources. Our Company will require additional equity or debt investment to satisfy all additional licensing and regulatory obligations and, to date, we have not secured or identified any sources of such financing and there is no guarantee that we will be successful in that regard. If we are unable to secure the requite financing to fulfill our regulatory obligations, we will have no alternative but to reduce the number of licenses in proportion to the funds available to us, or to delay or suspend our exploration activities until we raise sufficient funds. In relation to ongoing business operations and continued compliance with the regulations as set out in the Mines and Minerals Act of 2009 we anticipate hiring a specialist advisor who has significant experience in complying with Government Regulation in Sierra Leone and specifically with the Ministry of Mines and Minerals.

The cost for completing the initial registrations and compliance with the regulations is approximately $115,450 which is broken down as follows:

- Registration of Company as Mining Company at Ministry of Mines - 1,000 USD

- Environmental Report (EIA) - 25,000 USD

- Work plan for the Mining process, including financial details - 15,000 USD

- Surface rent for 50 licenses - 20,000 USD

- Mining License for 50 licenses - 30,000 USD

- Application Small Scale Mining License - 250 USD

- Approval by the Board, sitting fees - 20,000 USD

- Small Scale Mining License - 2,000 USD

- Cadastral Map Listing - 2,000 USD

- Listing on Ministry of Mines Website - 200 USD

Outside of the above mentioned regulations associated with the Mines and Minerals Act 2009 we do not foresee any specific government regulation that will have an impact on the day to day running of our operations in Sierra Leone. Other than of course operating within the relevant laws currently in force in the Republic of Sierra Leone and fulfilling all obligations to the community.

At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations with regard to the Mining Concessions, the initial registrations above, or general operations over the next twelve months. We do not have any arrangements in place for any future debt or equity financing.

Environmental Compliance

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Reports to Security Holders

We intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

DESCRIPTION OF PROPERTY

Our business office is located at 2144 Whitekirk Way, Draper, Utah, 84020, USA. It is approximately 3,000 square feet in size and is being donated by our management. We have entered into a joint venture with RMSL to explore three distinct diamond and gold mining concessions in Sierra Leone. A description of these concessions follows.

Location and Access

The major international access point to Sierra Leone is by air through Lungi International Airport, located across the Sierre Leone River from the capital city of Freetown. Transfer from Lungi to Freetown is across the river by speedboat, hovercraft or ferry. Our mining concessions are located in the Kono District in the Eastern Province of Sierra Leone. The city of Koidu is capital of the Eastern Province and its largest city. Koidu is approximately 450 kilometers east of Freetown and is accessible by a highway system consisting of paved and dirt road. Access to electricity varies widely throughout Sierra Leone and is largely provided by generator systems outside of major centers. New hydroelectric schemes are being developed to help address the electricity needs of the country’s power grids. Communications have improved significantly in the last few years, with the mobile phone network being regularly extended. Coverage now reaches most population centers and main roads.

The Mining Concessions are split across three separate Chiefdoms in the Kono District of Sierra Leone; the Nimiyama Sewafe, Nimikoro & Sandoh Chiefdoms. The concessions are located on the banks of the Sewa River, which is the main diamond bearing river in Sierra Leone, and also the Bagbe and Baafi rivers which flow together to form the Sewa River.

The locations of the claims are as follows:

Nimiyama Sewafe Chiefdom (The Sandia Concession) – 50 Acres situated on the banks of the Sewa

Grid Co-ordinates:	X	Y
RB01	249305	958997
RB02	249124	958818
RB03	248985	958565
RB04	248779	958489
RB05	248687	958697
RB06	248944	959156

9

The Nimiyama Chiefdom has granted the concession in Sandia, which is 17 kilometers from the nearest town of Sewafe. Sewafe is approximately 400 kilometers (approximately 5 to 6 hours)from Freetown and accessible by well maintained highway. There is no railway in the location of the concession. The road to Sandia from Sewafe is serviceable by motor vehicle but the final 3 kilometers a road to the site of the concession very rough and there may be some remedial works required for heavy plant machinery access. We estimate approximately 4 days of clearing work at a cost of approximately $6,000 based on current road conditions which are subject to change. A crew of 4 to 6 local laborers will be required. There is no electricity in the local town or at the concession area so the site would rely upon generators to begin operations. There is good mobile phone network coverage in the area.

Nimikoro Chiefdom (The Nyamundu Concession) – 25 Acres of diamond and gold exploration land in the Nimikoro Chiefdom. The total claim area is 87 acres but RMSL has been granted an initial 25 acre concession with the option to extend later.

Grid Co-ordinates:	X	Y
RG01	270992	949421
RG02	270840	949443
RG03	270810	949410
RG04	270792	949334

Grid Co-ordinates:	X	Y
RG05	270741	949298
RG06	270628	949404
RG07	270457	949609
RG08	270647	950328
RG09	270741	950338
RG10	270790	950302
RG11	270788	950041
RG12	270971	950028
RG13	270950	949946
RG14	270954	949712

The Nimikoro Chiefdom has granted a concession is located in Jaiama Nimikoro which is 8km from the nearest town which is Nyamandu. Nyamandu is approximately 410 kilometers (between 5 and 6.5 hours) from Freetown by well maintained highway. The nearest major city is Koidu City, which is approximately 16 kilometers north from Nyamandu and accessible by serviceable local roads. There is no railway in the location of the concession. The concession is a further 1.5 kilometers byroad from Nyamandu. The road is serviceable by motor vehicle but is very rough and there may be some remedial works required for heavy plant machinery access. We estimate approximately 2 days of clearing work at a cost of approximately $3,000 based on current road conditions which are subject to change. A crew of 4 to 6 local laborers will be required. There is no electricity in the local town or at the concession area so the site would rely upon generators to begin operations. There is good mobile phone network coverage in the area.

Sandoh Chiefdom (The Kambaya Concession) – 30 Acres of diamond and gold exploration land in the Sandor Chiefdom with an additional 50 acres available upon commencing of mining operations.

Grid Co-ordinates:	X	Y
RG01	264623	960344
RG02	264550	960183
RG03	264328	960252
RG04	264122	960429
RG05	264051	960618
RG06	264213	960659
RG07	264246	960533
RG08	264356	960410
RG09	264475	960354

The Sandoh Chiefdom has granted a concession in Kambaya which is 10 kilometersfrom the nearest town which is Tefeya and it is a further 25 kilometers to the nearest major city which is Koidu. There is no railway in the location of the concession. The road from Kambaya to the claims is approximately 1.5 kilometers and is serviceable by motor vehicle but is very rough and may require some remedial works for heavy plant machinery access. We estimate 2 days of clearing work at a cost of approximately $3,000 based on current road conditions, which are subject to change. A crew of 4 to local laborers will be required. There is no electricity in the local town or at the concession area so the site would rely upon generators to begin operations. There is good mobile phone network coverage in the area.Our director and Vice-President of Mining Operations, Mr. Tom Tucker has visited the concession sites on an almost monthly basis since 2010 and continues to do for the purposes monitoring the concessions and conducting informal preliminary exploration and surveying.

Ownership Interest

We have entered into the JV Agreement with Ridgeback Mining Sierra Leone (RMSL) which holds certain exclusive mining rights to the above described Mining Concessions. The concession lands and all associated mining rights are owned and administered by the local Paramount Chiefs of each of the above mentioned Chiefdoms. Prior to entering into the JV Agreement RMSL obtained the exclusive right by agreement with each relevant Chiefdom to conduct mining activities and to exploit the concessions through October, 2012. The mining rights are further described below. The JV Agreement provides that the joint venture will incorporate a JV Company to hold title to, and to operate, the Mining Concession. The JV Agreement further provides that the share capital in the JV Company and all profits generated by the JV Company are to be distributed equally between our company and RMSL. . Pursuant to the terms of the JV Agreement, RMSL will transfer the Mining Concessions into JV Company upon incorporation and our Company is responsible to provide ongoing financing for all joint venture operations. Our investment into the JV Company is required to reach $1,500,000 per concession for an aggregate total of $4,500,000 within the first twelve months of operation. If we do not invest the required $1,500,000 per concession within the first twelve months from the date upon which the claims are transferred to the JV Company, each concession for which the requirement was not fulfilled will be returned to the ownership of RMSL.

Prior to the transfer of the three mining concession to the JV Company, the concessions are being held in trust for the joint venture by RMSL. The rights of the joint venture to the concessions are secured by letter agreements dated October 2, 2010 between RMSL and each of the Nimiyama Sewafe, Nimikoro & Sandoh Chiefdoms. The letter agreements, which expire in October, 2012, are attached as exhibits 10.3, 10.4 and 10.5 of this report. Subsequently, on May 18, 2012, RMSL, entered into an extension agreement with the Nimiyama Sewafe Chiefdom to extend the Sandia Concession until May 18, 2013. On May 25, 2012, RMSL, acting on behalf of the joint venture, entered into an extension agreement with the Nimikoro Chiefdom to extend the Nyamundu Concession until May 25, 2013. Pursuant to the extension agreements, if commercial operations on the applicable concessions are commenced prior to the expiration of the extension period, the concessions will renewed for an additional five years. Both the Sandia and Nyamundu concessions are subject to a net profit royalty payable to the applicable Chiefdom. The royalty amounts are subject to further negotiations with each Chiefdom. The letter agreements for the renewal of the Sandia and Nyamundu Concessions are incorporated into this report by reference as Exhibits 10.6 and 10.7.

The third concession, located in Kambaya and administered by The Sandoh Chiefdom has not been formally renewed as at the date of this amended report. To date, we have received verbal assurances from The Sandoh Chiefdom that the Kambaya concession will be renewed on terms similar to the Nyamundu and Sandia concessions, however we are neither able to guarantee the renewal of the concession nor the terms of renewal.

Accounting Considerations

Our financial statements are prepared in accordance with US GAAP, and accordingly, we intend to account for our investment in the joint venture using the equity method required by Accounting Principles Board Opinion No. 18. Using the equity method our investment in the joint venture will be initially recorded at cost. The carrying amount of the investment will thereafter be increased or decreased to recognize our share of profits or losses from the joint venture after the acquisition date. Any distributions received from the joint venture will reduce the carrying amount of the investment.

History of Operations

The three concessions which make up the Mining Concessions subject to the JV Agreement with RMSL have not had any concerted historical operations. The general area in which the Mining Concessions are located has seen a significant amount of mining activity and a small summary is provided below.

Alluvial diamond mining by Sierra Leone Selection Trust commenced in the Kono area in 1932. Artisanal mining (legal and illegal) also accounted for a significant output in these areas. By 1997, diamond recovery was seriously disrupted by rebel activity; with most of the diamondiferous areas being overrun. Since January 2002 the federal government has re-established control of the diamond producing areas and rebel activity has ceased. Alluvial mining for diamonds recommenced in a number of areas, initially led by licensed and unlicensed artisanal workers and later by an increasing number of local and international mining companies.

In 2004 Koidu Holdings Ltd commenced hard rock mining on the kimberlite pipes at Koidu, in the same district as the Mining Concessions.

Present Condition

Much of Sierra Leone, including the Kono District where we intend to operate, is covered with dense secondary forest or bush, which has been cleared in many places for local subsistence agriculture. Over large areas the land surface comprises residual laterite, or detrital material. Mining in the area is open pit-style along the current banks of existing rivers, as well as coving sites of ancient riverbeds.

Broadly speaking, the eastern half of Sierra Leone, where the Mining Concessions lie, consists of a number of elevated plateaus and mountain ranges generally lying between 300m and 600m above sea level and rising to a maximum height of 1,950m. Most of the rivers descend from the plateau to the coastal plain in a series of rapids and waterfalls.

The Mining Concessions have not had any exploration work completed on them and do not exhibit any evidence of historical operations. They are undeveloped and will require significant exploration and surface work before any mining activity can begin. We plan to undertake exploration work on the Mining Concessions and generate a full geological survey and report.

Plan of Exploration

The below tables describe our planned operating budget for the 12 month period beginning May, 2012. The timeframe and cost estimates described represent our management’s beliefs based on its experiences and understanding of the mining industry in Sierra Leone and the Kono District where the concessions are located. The time frames described for each task indicate the estimated time of completion from when the task is initiated. Importantly, the initiation of any task will be subject to the availability of required capital, which cannot be guaranteed, and to the seasonal limitations on exploration in Sierra Leone. We anticipate that all significant exploration activities will be suspended during Sierra Leone’s rainy season, being the months of April through October.

PHASE 1
Nature of Work	Timeframe	Cost

Incorporation and Registration of J/V Company (complete)	4 Days	$4,000
Registration at Ministry of Mines (complete)	3 Days	$1,000
Obtain Land from Landowners	2 Weeks	$20,000
Obtain Mining License from Ministry of Mines, incl. EIA report and Work Plan	6 Weeks	$94,450
Sourcing Equipment	2 Weeks	$737,000
Shipment of Equipment	6 Weeks	$40,000
Road Clearing and Leveling	2 weeks	$12,000
Customs Clearing and Transport to Site	2 Weeks	$50,000
Contingency		$38,000

Total	6Months	$996,450

PHASE 2
Nature of Work	Timeframe	Cost

Start of Operation - Setup Camp	2 Weeks	$10,000
Clearing Overburden	2 Weeks	$100,000
Excavation of Gravel for Sampling and Analysis	2 Weeks	$100,000
Washing Gravel for Sampling and Analysis	2 months	$220,000

Total	6 Months	$430,000.00

Geology

There has not been any geology conducted specifically on the Mining Concessions. What follows is a general description of the geology of Sierra Leone and specifically the region in which the Mining Concessions are located.

Most of the country is underlain by rocks of Precambrian age (Achaean and Proterozoic) with a coastal strip about 50km in width comprising marine and estuarine sediments of Tertiary and Quaternary to Recent age. The Precambrian (mainly Achaean) underlies about 75 percent of the country and typically comprises granite-greenstone terrain. It represents parts of an ancient continental nucleus located on the edge of the West African Craton. The Achaean basement can be subdivided into; infra-crustal rocks (gneisses and granitoids with metamorphic inclusions); supra-crustal rocks (containing greenstone belts); basic and ultra basic igneous intrusions.

The infra-crustal gneisses and granitoids were formed and reworked during two major orogenic cycles, an older Leonean episode (~ 2,950-3,200 Ma) and a younger Liberian episode (~ 2700 Ma). The granitoids represent the host unit for the later diamond-bearing kimberlite intrusions, believed to be of Cretaceous age. The supra-crustal greenstone belts, comprising mainly gneisses and schists, are the principal hosts of the gold mineralization of the country.

The basic and ultra basic intrusive are seen primarily on the coast of the Freetown peninsula. Dolerite intrusions are common, occurring as dykes trending mainly east-west or northwest-southeast within the basement complex, and as extensive sills. Tertiary, and more recent, weathering has led to lateralization across a large part of Sierra Leone, affecting mainly the greenstone belts and the extensive dolerite intrusions, diamondiferous kimberlitic dykes and pipes of Mesozoic age, trending 070°-074°, occur in the east of the country, at Koidu and Tongo, and new discoveries of narrow northwest-trending dykes are reported from the north and west of the country. Erosion of diamondiferous kimberlites during various phases of uplift resulted in the transportation and deposition of diamonds and other heavy minerals in alluvial deposits along rivers and river terraces over an area of almost 20,000km2 in the east and southeast of the country, representing more than one quarter of the land area of Sierra Leone.

Kimberlites, the primary source of diamonds, were first discovered in the Kono District in 1948, specifically in the Koidu area, where the Mining Concessions reside, and subsequently at Tongo. These were extensively tested and bulk sampled at the time, with limited mining being carried out.

Index of Geologic Terms

Term	Definition
diamondiferous	containing diamond or diamonds that can be extracted
dolerite	an igneous rock of fine to medium grain size
igneous	describes rock formed under conditions of intense heat or produced by the solidification of volcanic magma on or below the Earth's surface

inclusion	a solid, liquid, or gas contained within a mineral or rock
granitoid	a variety of coarse grained plutonic rock similar to granite which mineralogically are composed predominately of feldspar and quartz
gneiss	a coarse-grained high-grade metamorphic rock formed at high pressures and temperatures, in which light and dark mineral constituents are segregated into visible bands
kimberlite	a form of igneous rock, found especially in South Africa, composed mainly of peridotite and often containing diamonds
metamorphic	relating to or involving a change in physical form
orogenic	relating to or formed by the folding, faulting, and uplift of the Earth's crust
pipes	a vertical passage through which molten lava flows
schist	a rock whose minerals have aligned themselves in one direction in response to deformation stresses, with the result that the rock can be split in parallel layers

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this current report on Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating significant revenues. We cannot guarantee that we will be successful in generating significant revenues in the future. Failure to generate revenues which are greater than our expenses will cause you to lose your investment.

We have a limited operating history with significant losses and expect losses to continue for the foreseeable future.

We have yet to establish any history of profitable operations. We have incurred net losses of $28,301 and $20,108 for the fiscal years ended January 31, 2012 and 2011, respectively. As a result, at January 31, 2012, we had an accumulated deficit of $54,149 and total stockholders’ deficit of $17,309. We have not generated any revenues since our inception and do not anticipate that we will generate revenues which will be sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our diamond mining concessions. We may not be able to successfully commercialize our mines or ever become profitable.

We may not have access to the supplies and materials needed for exploration, which could cause delays or suspension of our operations.

Competitive demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of planned exploration activities. Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times in our exploration programs. Furthermore, fuel prices are rising. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If we cannot find the equipment and supplies needed for our various exploration programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower can be obtained.

Our mining concessions have not been visited by a professional geologist or mining engineer, which places the quality and viability of our concessions and plan of operation into doubt.

We have relied on information acquired from lay persons and on publicly available, third party historical information in order to assess the quality and viability of our mining concessions and to plan our anticipated operations. Because our concessions have not been visited or assessed in any manner on our behalf by a professional geologist or mining engineer, we are unable to confirm the accuracy of the information upon which our business and plan of operation are based, which casts doubt on the quality and viability of our business. If our acquisition of our mining concessions and plan of operation have been based on inaccurate or incomplete information, our business may be compromised or fail.

Our management does not possess significant technical training in mineral exploration, which could compromise our business or cause it to fail.

Although our officers and directors, Charmaine King, Tom Tucker, and Timothy Cocker have varying experience as managers, administrators, or consultant in mining or mining related endeavors, none of them has significant technical exploration experience or qualification. Because our management lacks any technical mining expertise, its decisions and choices in respect of our business may not take into account standard engineering or managerial approaches, which may cause our operations, earnings, and ultimate financial success to suffer.

Attraction and retention of qualified personnel is necessary to implement and conduct our mineral exploration programs.

Our future success will depend largely upon the continued services of our Board members, executive officers and other key personnel. Our success will also depend on our ability to continue to attract and retain qualified personnel with mining experience. Key personnel represent a significant asset for us, and the competition for qualified personnel is intense in the mineral exploration industry.

We may have particular difficulty attracting and retaining key personnel in the initial phases of our exploration programs. We do not have key-person life insurance coverage on any of our personnel. The loss of one or more of our key people or our inability to attract, retain and motivate other qualified personnel could negatively impact our ability to complete our exploration programs.

Diamond exploration is a risky and speculative activity. There can be no assurance that we will ever be able to reach profitability.

Diamond exploration is a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover diamond deposits but also from finding diamond deposits that, though present, are insufficient in terms of tonnage, grade or diamond value to return a profit from production. The claims in which we hold an interest are in the exploration stage only and are without a known body of commercial ore. The business of diamond exploration in remote parts of Africa can be a lengthy, time consuming, expensive process and involves a high degree of risk. Several stages of assessment are required before its economic viability can be determined. Assessment includes a determination of deposit size (tonnage), grade (carats/stone), diamond value (US$/carat) and the associated costs of extracting and selling the diamonds. The long-term profitability of our operations will in part be directly related to the costs and success of our exploration programs, which may be affected by a number of factors.

The claims which are subject to our joint venture agreement with RMSL expire in October of 2012. If we are not able to get these claims renewed under reasonable conditions, our business may fail.

RMSL has secured the three concessions, or claims, subject to the JV Agreement from Chiefdoms within Sierra Leone through letter agreements. These agreements expire in October of 2012. Tom Tucker, one of our directors and our Vice President of African Mining Operations has received assurances from the Chiefdoms that the concessions will be extended, but until we have written agreements to that effect, we cannot provide any assurances. Our company and RMSL are currently working on extensions and size increases for the land. If we are unable to get the claims extended beyond October 2012, we will lose rights to the Mining Concessions and our business will fail.

Risks Associated with Joint Venture agreements

Our interests in our exploration properties may become subject to the risks normally associated with the conduct of joint ventures. Since our properties are subject to a joint venture, the existence or occurrence of one or more of the following circumstances and events could have a material adverse impact on the our profitability or the viability of our interests held through joint ventures, which could have a material adverse impact on our business prospects, results of operations and financial condition: (i) disagreements with joint venture partners on how to conduct exploration; (ii) inability of joint venture partners to meet their obligations to the joint venture or third parties; and (iii) disputes or litigation between joint venture partners regarding budgets, exploration activities, reporting requirements and other joint venture matters.

There is no assurance that we can formally establish the existence of any mineral reserve on any of our mining concessions. Until we are able to establish a mineral reserve, there can be no assurance that production from these mining concessions will continue for any period of time and if production fails, our business may ultimately fail.

Our mining concessions have never been subject to a formal reserve estimation through scientific exploration techniques. Accordingly, there is no assurance that we can formally establish the existence of any mineral reserve on any of our mining concessions. A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is remote. If none of our current or future mineral resource properties contains any "reserve," any funds that we spend on exploration will be lost.

Even if we discover a mineral reserve, there can be no assurance that the related property will be developed.

Even if we eventually discover a mineral reserve on one or more of our properties, there can be no assurance that we will be able to develop the properties into producing mines. Mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a power, roads and water for processing, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource. If we cannot exploit any mineral resource that it might discover on the properties, the business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine exploration and development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to do so. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that it will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration of our mineral properties.

In addition, environmental hazards unknown to us, which have been caused by previous or existing owners or operators of the Mining Concessions may exist on the properties in which we hold an interest. Even if we relinquish our licenses, we will still remain responsible for any required reclamation and rehabilitation of the properties.

Mineral exploration is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our operations.

Mineral exploration, development and production involve many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Hazards such as unusual or unexpected formations and other conditions are involved.

Our operations will be subject to all the hazards and risks inherent in the exploration, and potential development or production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure against or which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material, adverse impact on our operations.

Mineral prices are subject to dramatic and unpredictable fluctuations.

We plan to derive revenues from the extraction and sale of diamonds. The prices of this commodity have fluctuated widely in recent years, and are affected by numerous factors beyond our control including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of diamonds and, therefore, the economic viability of any of our projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineral resources, it may be required to reduce or cease operations.

The mining industry is largely unintegrated. We compete with other exploration companies looking for mineral resource properties and the resources that can be produced from them. However, the mining business operates in a worldwide market, and prices for minerals are derived from relatively pure market forces.

We compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

Our properties are located in Sierra Leone and our operations there may be affected by varying degrees of political and economic uncertainties.

Our properties are located in Sierra Leone, and mineral exploration and mining activities in this country may be affected in varying degrees by political stability and economic uncertainties. Operations also may be affected in varying degrees by government regulations with respect to restrictions on production, repatriation of profits, price controls, export controls, income taxes, expropriations or property, environmental legislation and mine safety.

Sierra Leone has recently undergone major legislative changes to effect mineral title and mining operations. Accordingly, many laws may be considered relatively new, resulting in risks such as possible misinterpretation of new laws, modification of mining or exploration rights, operating restrictions, increased taxes, environmental regulation, mine safety and other risks arising out of a new sovereignty over mining, any or all of which could have an adverse impact upon us. Our operations may also be affected in varying degrees by political and economic instability, terrorism, crime, extreme fluctuations in currency exchange rates and inflation.

The JV Agreement entered into with RMSL requires us to invest a total of $4,500,000 into the Mining Concessions within 12 months from the date upon which the mining concessions are transferred to the JV Company by written instrument registered with the applicable government authorities. We do not have sufficient funds to meet this requirement and have no arrangements to raise the required funds. If we are not able to meet our financial obligations, we will lose all rights to the Mining Concessions and our business will fail.

Pursuant to the JV Agreement with RMSL, we are required to finance each of the three claims subject to our joint venture with a minimum of $1,500,000 per claim, for an aggregate total of $4,500,000. If we fail to invest the required amount for any of the claims within 12 months from the date upon which the Mining Concessions are transferred to the JV Company by written instrument registered with the applicable government authorities, the claims will revert back to the sole ownership of RMSL. We do not currently have enough funds to meet our investment obligations for any of the claims.

We have little cash on hand, no financing arrangements and no lines of credit or other bank financing arrangements. There can be no assurance that we will be able to close any financing and if we do close any financings, there can be no assurance that they will be sufficient to meet our needs for the upcoming 12 months. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. We expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavours or opportunities, which could significantly and materially restrict our business operations. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We have and will continue to seek to obtain short-term loans from our directors, although no future arrangement for additional loans has been made. We do not have any agreements with our directors concerning these loans. We do not have any arrangements in place for any future equity financing. If we are unable to meet our obligations for the claims subject to the joint venture with RMSL, then we will lose our interest in such claims and our business will fail.

RISKS RELATED TO OWNERSHIP OF OUR SECURITIES

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the Over-the-counter Bulletin Board quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

  variations in our operating results;

  changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

  changes in operating and stock price performance of other companies in our industry;

  additions or departures of key personnel; and

  future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. Although our common share’s trading volume increase significantly recently, it has historically been sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing our common shares at or near bid prices at certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume. Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings after paying the interest for the preferred stock, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

We are currently listed on the Over-the-Counter Bulletin Board quotation system and our common stock is subject to “penny stock” rules which could negatively impact our liquidity and our shareholders’ ability to sell their shares.

Our common stock is currently quoted on the Over-the-counter Bulletin Board. We must comply with numerous rules in order to maintain the listing of our common stock on the Over-the-counter Bulletin Board. There can be no assurance that we can continue to meet the requirements to maintain the quotation on the Over-the-counter Bulletin Board listing of our common stock. If we are unable to maintain our listing on the Over-the-counter Bulletin Board, the market liquidity of our common stock may be severely limited.

Volatility in Our Common Share Price May Subject Us to Securities Litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of our securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

The Elimination of Monetary Liability Against our Directors, Officers and Employees under Nevada law and the Existence of Indemnification Rights of our Directors, Officers and Employees May Result in Substantial Expenditures by our Company and may Discourage Lawsuits Against our Directors, Officers and Employees.

Our articles of incorporation do not contain any specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders; however, we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our shareholders.

In the future, we may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

We incur increased costs and compliance risks because we are a public company.

As a public company, we incur significant legal, accounting and other expenses, includingcosts associated with our public company reporting requirements. We also incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and FINRA. These rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, significantly increase our legal and financial compliance costs and make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the Financial Statements and Notes thereto of our company appearing elsewhere in this Current Report. The following discussion contains forward-looking statements relating to future events or our future performance. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this prospectus. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

Uncertainty about Our Company’s Continued Existence

Our auditors have issued a going concern opinion in respect of our business. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. As at January 31, 2012, we had a working capital deficit of $17,309. We expect to incur significant additional operating losses in future periods and cannot predict whether or when we will generate revenues. Accordingly, we will rely exclusively on outside sources of capital to finance our operations. Although we intend to seek sources of equity or debt investment to finance our operations, as at the date of this report we have not identified any prospective sources financing. As a result, we currently rely on advances from our directors and officers to sustain our basic operating expenses, which consist primarily of professional fees related to fulfilling our reporting requirements. However, our directors and officers have not committed to providing us with any future advances, and there is no guarantee that they will further assist us in financing our operations. Based on our current plan of exploration and on our historical operating costs, detailed above, we will require a minimum investment of approximately $1,500,000 in order to sustain our day to day operations and to explore and assess the quality and viability of our mineral concessions over the 12 month period beginning May, 2012. If we fail to secure the requisite financing we will be unable to execute our business plan and our business may fail. Additionally, if we are not successful in contributing $4,500,000 in capital (for exploration expenses) to our joint venture with Ridgeback Mining (Sierra Leone) Limited within 12 months from the date upon which our joint venture’s Mining Concessions are transferred to our joint venture company, our interest in the concessions will terminate, leaving our company without any material business or asset..

Results of Operations for our Years Ended January 31, 2012 and 2011

Our net loss and comprehensive loss for our year ended January 31, 2012, for our year ended January 31, 2011 and the changes between those periods for the respective items are summarized as follows:

			Change
			Between
			Year Ended
			January 31,
			2012
	Year Ended	Year Ended	and Year
	January 31,	January 31,	Ended
	2012	2011	January 31,
			2011
	$	$	$
Revenue	Nil	Nil	Nil
Incorporation costs	Nil	Nil	Nil
Professional fees	11,560	14,270	(2,710)
Transfer agent expense	12,319	4,080	8,239
General and administrative	4,422	1,758	2,664
Net loss for the period	(28,301)	(20,108)	8,193

General and Administrative

The increase in our general and administrative expenses as well as transfer agent fees for our year ended January 31, 2012 was due to an increase in costs for maintain our listing on the OTC Bulletin Board and applying for DTC eligibility.

Professional Fees

The decrease in professional fees for our year ended January 31, 2012 was due to a decrease amount of corporate activity.

Liquidity and Financial Condition

Working Capital

		As at
		January 31
		2012	2011
Current assets	$	Nil	$15,742
Current liabilities		17,309	8,590
Working capital		$(17,309)	$7,152

Cash Flows

	Year Ended
	January 31
	2012		2011
Cash flows from (used in) operating activities	$(18,478)		$(27,958)
Cash flows provided by (used in) investing activities	Nil	$	Nil
Cash flows provided by (used in) financing activities	10,436		$30,000
Net increase (decrease) in cash during period	$(8,042)		$2,042

Operating Activities

Net cash used in operating activities was $18,478 for our year ended January 31, 2012 compared with cash used in operating activities of $27,958 in the same period in 2011.

Investing Activities

Net cash provided by investing activities was $Nil for our year ended January 31, 2012 compared to net cash used in investing activities of $Nil in the same period in 2011.

Financing Activities

Net cash from financing activities was $10,436 for our year ended January 31, 2012 compared to $30,000 in the same period in 2011.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Going Concern

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our company incurred a net loss of $28,301 for the year ended January 31, 2012 [2011 - $20,108] and at January 31, 2012 had a deficit accumulated of $54,149 [2011 – $25,848]. We have not generated revenue and we have an accumulated deficit and negative working capital of $17,309 as at January 31, 2012. Our company requires additional funds to meet its financial obligations as they relate to its operations and investment commitments on the Mining Concessions. These conditions raise substantial doubt about our company’s ability to continue as a going concern. Management’s plans in this regard are to raise equity and debt financing as required, but there is no certainty that such financing will be available or that it will be available at acceptable terms. The outcome of these matters cannot be predicted at this time.

These financial statements do not include any adjustments to reflect the future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future debt or equity financing.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management's difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Basis of Presentation

The financial statements of our company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

Our company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). Our company has adopted a January 31 fiscal year end.

Cash and Cash Equivalents

Our company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. Our company had $0 and $8,042 of cash as of January 31, 2012 and 2011, respectively.

Fair Value of Financial Instruments

Our company’s financial instruments consist of cash and cash equivalents, prepaid expenses, accrued expenses and amounts due to a related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Our company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, our company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing our company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing our company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of January 31, 2012.

Comprehensive Income

Our company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, our company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. Our company has not had any significant transactions that are required to be reported in other comprehensive income.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of May 4, 2012 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of our company, 2144 Whitekirk Way, Draper, Utah, 84020, USA.

Name and Address of	Office, If Any	Title of Class	Amount and
Beneficial Owner			Nature of	Percent of
			Beneficial	Class (2)
			Ownership(1)
Officers and Directors
Charmaine King	CEO, CFO,	Common stock,	65,387,500	43.4%
	President,	$0.001 par value
	Secretary,
	Treasurer,
	Director
Tom Tucker	Vice President of	Common stock,	15,075,000	10%
	African Mining	$0.001 par value
	Operations,
	Director
Timothy Cocker	Chief Marketing	Common stock,	7,537,500	5%
	Officer, Director	$0.001 par value
All officers and directors as a		Common stock,	88,000,000	58.4%
group		$0.001 par value
5% Security Holders		Common stock,	0	0%
		$0.001 par value

(1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2) Based on 150,750,000 shares issued and outstanding as of May 4, 2012.

Changes in Control

We do not currently have any arrangements which, if consummated, may result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

NAME	AGE	POSITION
Charmaine King	50	CEO, CFO, President, Secretary, Treasurer, Director
Tom Tucker	45	Vice President of African Mining Operations, Director
Timothy Cocker	42	Chief Marketing Officer, Director

Ms. Charmaine King. Ms. King worked in fashion/retail/cosmetics until 2001 managing several stores, vendors and clothing lines. She then went into marketing of cosmeceuticals and pharmaceuticals for Perry Hill International (South Africa) working directly with the late John Hill running the head offices in the United States. Working independently for two years on clothing and accessory lines Charmaine started her own marketing company importing fashion accessory products to the United States from South Africa, Tibet, Afghanistan and the Himalayas, all with a philanthropic focus.

In January 2007 Charmaine travelled back to Africa and began building a network of buyers, suppliers, mining companies and other contacts within precious metals, diamonds and gemstones with a view to trading these products and also for use in fashion. Contacted in January 2008 by the Corem Rose head designer for diamonds to embellish a woman’s evening purse, Ms. King has been working on a fine jewellery line to launch in 2014 for Spring.

Since January 2008 Ms. King has also worked as an independent consultant to mines, concession holders, and wholesalers; introducing them to investors and mining companies for collaboration and funding. Combining her education and experience in fashion and the arts with her links to mining companies, Charmaine has kept a focus on fine jewellery and high end fashion jewellery.

Ms. King is connected to a repertoire of buyers and suppliers of diamonds, gemstones and precious metals and has great contacts within the African mining sector through which she may be able to seek partnerships and funding for our mining projects and concessions. Ms. King also has experience in diamond, gemstone and precious metal trading and is looking forward to bring her skill to our board and assisting with the exploitation of the concessions.

We appointed Ms. King to our board of directors due to her extensive business experience and knowledge of the diamond industry.

Mr. Tom Tucker. Mr. Tucker was educated in Sierra Leone and has spent the great majority of his years working at various business ventures throughout the country. In May of 2010 Mr. Tucker became a founding member and shareholder of Sweet Salone Group of Companies. The group consists of Sweet Salone Lungi Hotel, Sweet Salone Tokeh Resort and Sweet Salone Management Company. Mr. Tucker assisted in establishing the land leases for the multi-million dollar tourism project and is managing the construction, involving hundreds of people, through the management company. He is Managing Director for all three companies. From November 2005 to April 2010 Mr. Tucker established and operated London Mining Company (Sierra Leone) Limited where he acquired and developed iron ore mining leases. From May 2002 to October 2005 Mr. Tucker was a director of Blue Mining Corporation Ltd., with operations both in Sierra Leone and the United Kingdom. Mr. Tucker is also the sole shareholder, officer and director of our joint venture partner, Ridgeback Mining (Sierra Leone) Limited.

As a son of a Kono Paramount Chief in Sierra Leone Mr. Tucker has substantial experience of localized alluvial mining operations for various companies. In addition to board level responsibilities, he has been involved in general mining operations, logistics, etc., with particular emphasis on manpower management and control.

We appointed Mr. Tucker to our board of directors due to his extensive experience in operating businesses in Sierra Leone.

Mr. Timothy Cocker. From April 2012 to the present, Mr. Cocker has been a Patient Financial Services Center Manager for Apria – Coram Healthcare, a Fortune 500 medical supply company with over 1 billion dollars in annual revenue.

From December 2009 until April 2012, Mr. Cocker was the CEO of a European startup company, Ridgeback Global Resources, Plc, where he was responsible for the management and organization of the company. Responsibilities and tasks included ensuring the company’s success in achieving its business goals of creating substantial value for its investors. He was also responsible for securing multiple, strategic diamond and gold mining projects in Africa.

From January 2006 through January 2011, Tim Cocker was the CEO of The Last Chance Mining and Consulting where he worked in the field of negotiating high value commodities transactions between buyers and sellers utilizing his personal family knowledge and background in gold mining to develop a worldwide network of buyers and sellers in the commodity industry, specialized in transactions involving diamonds, gold, coal, iron ore, copper, oil and gas.

While brokering commodities deals, he also worked in an independent consultancy role from March 2005 until December 2009; identifying privately held companies with growth potential in an effort to assist them to further their growth and development through funding opportunities via public listings. He managed client liaison for corporate clients and assisted them in the process of their public float, to enhance their market capitalization, as well as provide post listing after market support and investor relations.

We appointed Mr. Cocker to our board of directors due to his extensive experience in mineral exploration and corporate management.

Promoters and certain control persons.

Charmaine King and Tom Tucker are considered promoters of our Company under the Securities Act of 1933 as a result of their ownership, operation and significant control of our Company. As promoters, both Ms. King and Mr.Tucker will have additional reporting and disclosure obligations and limitations on their ability to buy and sell our Company’s securities.

There are no employment or compensation arrangements in place between our Company and Mr. Tucker or Ms. King. However, Mr. Tucker is the sole shareholder, officer and director of our joint venture partner, Ridgeback Mining (Sierra Leone) Limited (“RMSL”), which acquired the mining concessions that are the subject of our joint venture in October 2010 at an approximate cost of $. Pursuant to our JV Agreement with RMSL, we have acquired from RMSL a 50% interest in the mining concessions for a minimum period of 12 months. Our 50% interest will revert to RMSL if we fail to contribute an aggregate of $4,500,000 in equity investment to the joint venture within 12 months from the date upon which the concessions are transferred to our joint venture company. In turn, Ridgeback will receive 50% of any net profits from the exploitation of the mining concessions and will hold a corresponding 50% interest in any work or improvements to the concessions performed by our joint venture. We also anticipate that Mr. Tucker will receive compensation as the manager and operator of the joint venture, although no compensation arrangements have been made to date.

31

Significant Employees

Other than the foregoing named officers and directors, we do not have any employees who are key to our business and operations.

Family Relationships

There are no other family relationships among our board of directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, other than as set out below, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and- desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

On October 11, 2011 a company controlled by our officer and director Charmaine King, Kuduglobal, Inc., filed for Chapter 7 bankruptcy protection in the bankruptcy courts of Salt Lake City, Utah. The bankruptcy proceedings are currently under way and have not yet been finalized.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Our common stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, our officers, directors, and principal stockholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

Board and Committee Meetings

Our board of directors held no formal meetings during the year ended January 31, 2012. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada General Corporate Law and our Bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

For the year ended January 31, 2012 we did not have any standing committee of the board of directors.

Nomination Process

As of January 31, 2012, we did not effect any material changes to the procedures by which our shareholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our shareholders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors. If shareholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our company at the address on the cover of this annual report.

Audit Committee

We do not currently have an audit committee, the duties of this committee are performed by our entire board of directors. We currently do not have nominating, compensation committees or committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nomination for directors.

During fiscal 2012, aside from quarterly review teleconferences, there were no meetings held by this committee. The business of the audit committee was conducted though these teleconferences and by resolutions consented to in writing by all the members and filed with the minutes of the proceedings of the audit committee.

Audit Committee Financial Expert

Our board of directors has not determined whether any director of our company would qualify as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

EXECUTIVE COMPENSATION

None of our directors or executive officers has received any compensation from our company in the last two fiscal years. Pursuant to Item 402(a)(5) of Regulation S-K, we have omitted the table and columns as no compensation has been awarded to, earned by, or paid to these individuals.

Option Exercises

During our Fiscal year ended January 31, 2012, there were no options exercised by our named officers.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Summary of Employment Agreements and Material Terms

We do not have currently any employment contract with our officers and directors.

Outstanding Equity Awards at Fiscal Year End

For the year ended January 31, 2012, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended January 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions With Related Persons

The following includes a summary of transactions since the beginning of the 2011 year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

On May 4, 2012, we entered into the JV Agreement with RMSL. Mr. Tom Tucker is the sole shareholder, director and officer of Ridgeback Mining (Sierra Leone) Limited (“RMSL”). RSML acquired the mining concessions that are the subject of our joint venture in October 2010 at an approximate cost of $. Pursuant to our JV Agreement with RMSL, we have acquired from RMSL a 50% interest in the mining concessions for a minimum period of 12 months. Our 50% interest will revert to RMSL if we fail to contribute an aggregate of $4,500,000 in equity investment to the joint venture within 12 months from the date upon which the concessions are transferred to our joint venture company. In turn, RSML will receive 50% of any net profits from the exploitation of the mining concessions and will hold a corresponding 50% interest in any work or improvements to the concessions performed by our joint venture. We also anticipate that Mr. Tucker will receive compensation as the manager and operator of the joint venture company, although no compensation arrangements have been made to date. Details of the JV Agreement are disclosed elsewhere in this Current Report.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the NASDAQ Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. Our common stock is quoted on OTC Bulletin Board under the trading symbol “GGSM”. We cannot assure you that there will be a market in the future for our common stock. On April 24, 2012 the Nevada Secretary of State to accepted for filing a Certificate of Amendment to change our name from Global GSM Solutions Inc. to Gold and GemStone Mining Inc. and to increase our authorized capital from 75,000,000 to 400,000,000 shares of common stock, par value of $0.001. These amendments became effective on April 30, 2012 upon approval from the Financial Industry Regulatory Authority (“FINRA”). Also effective April 30, 2012, our issued and outstanding shares of common stock increased from 7,350,000 to 330,750,000 shares of common stock, par value of $0.001, pursuant to a one old for 45 new forward split of our issued and outstanding shares of common stock. Our new CUSIP number is 380485102.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

The first trade in our stock did not occur until April 5, 2012. On that day 2,000 shares of our stock traded at $2.25 per share. Since April 5, 2012 until the date of this Current Report there have been no trades in our common stock.

Holders

As of May 4, 2012 there were approximately 12 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

On January 19, 2010, we issued 6,000,000 pre-split shares of our common stock at $0.001 per share for total cash proceeds of $6,000 to our former management.

All of these securities were issued without a prospectus, pursuant to exemptions found in Regulation S of the Securities Act of 1933, as amended.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 400,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our joint venture, or other future holdings or investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of us or changing our board of directors and management. According to our bylaws and articles of incorporation, the holders of our common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our company by replacing our board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

  the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders,

  if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Our Articles of Incorporation state that we have elected not to be governed by the “business combination” provisions, therefore such provisions currently do not apply to us.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favoured by a majority of independent shareholders.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

Our Articles of Incorporation state that we have elected not to be governed by the “control share” provisions, therefore, they currently do not apply to us.

Transfer Agent And Registrar

Our independent stock transfer agent is Island Stock Transfer. Their mailing addresses 15500 Roosevelt Boulevard, Suite 301 Clearwater, Florida 33760.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of we will be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

  We shall indemnify its directors to the fullest extent permitted by the NRS and may, if and to the extent authorized by the board of directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

  We may at the discretion of the board of directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since our inception we have not had any changes in, or disagreements with, our accountants.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference. In connection with the acquisition with the appointment of new management and the transfer of shares from previous management our company experienced a change of control. As of the date of this Current Report, Ms. King, one of our of directors and officers owns 65,387,500 shares of our common stock, or 43.4% of our voting securities and our board of directors together owns approximately 58.4% of our issued and outstanding common shares.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the Share Exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Shell Company Transactions

Reference is made to the financials in our Annual Report on Form 10-K for the fiscal year ended January 31, 2012, filed with the U.S. Securities and Exchange Commission on April 30, 2012, which is incorporated herein by reference.

(d) Exhibits

(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form S-1 filed on April 7, 2010).
3.2	By-laws (incorporated by reference from our Registration Statement on Form S-1 filed on April 7, 2010).
3.3	Certificate of Amendment filed with the Nevada Secretary of State on April 24, 2012 (incorporated by reference from our Current Report on Form 8-K filed on April 30, 2012).
3.4	Certificate of Incorporation of Gold and Gemstone Mining S.L. Limited
3.5	Certificate of Mining Registration of Gold and Gemstone Mining S.L. Limited
(10)	Material Contracts
10.1	Agreement dated February 25, 2010 by and between our company and XTEK (incorporated by reference from our Registration Statement on Form S-1 filed on April 7, 2010).
10.2	Collaboration Agreement with Ridgeback Mining (Sierra Leone) Limited dated May 4, 2012 (incorporated by reference from our Current Report on Form 8-K filed on May 4, 2012).
10.3	Letter Agreement between Ridgeback Mining (Sierra Leone) Limited and the Nimiyama Sewafe Chiefdom with respect to the Nimiyama concession (incorporated by reference from our Current Report on Form 8-K filed on May 4, 2012).
10.4	Letter Agreement between Ridgeback Mining (Sierra Leone) Limited and the Nimikoro Chiefdom with respect to the Nimikoro concession (incorporated by reference from our Current Report on Form 8-K filed on May 4, 2012).
10.5	Letter Agreement between Ridgeback Mining (Sierra Leone) Limited and the Sandoh Chiefdom with respect to the Sandoh concession (incorporated by reference from our Current Report on Form 8-K filed on May 4, 2012).
10.6	Letter Agreement between Ridgeback Mining (Sierra Leone) Limited and the Nimikoro Chiefdom for the extension of the Nimikoro Concession dated May 25, 2012 (incorporated by reference from our Current Report on Form 8-K filed on May 30, 2012).
10.7	Letter Agreement between Ridgeback Mining (Sierra Leone) Limited and the Nimiyama Sewafe Chiefdom for the extension of the Nimiyama Sewafe Concession dated May 18, 2012 (incorporated by reference from our Current Report on Form 8-K filed on May 25, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2012

GOLD AND GEMSTONE MINING INC.

By: /s/ Charmaine King
Charmaine King, President,
Chief Executive Officer, Chief Financial Officer, Director